                                                                    EXHIBIT 24.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We consent to inclusion in this Registration Statement on Form SB-2 of our report dated February 2, 1996 on our audits of the financial statements of Cytoclonal Pharmaceutics Inc. We also consent to the reference of our firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.


Richard A. Eisner & Company, LLP


New York, New York
September 30, 1996

                                 BRYAN CAVE LLP
                                245 Park Avenue
                              New York, N.Y. 10167


ROBERT H. COHEN                                                  (212) 692-1843

                                                                October 2, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attn:  Division of Corporate Finance

                  Re:      Cytoclonal Pharmaceutics Inc.
                           Form SB-2
                           -----------------------------

Ladies and Gentlemen:

         Enclosed herewith for filing on behalf of Cytoclonal Pharmaceutics Inc. (the "Company") pursuant to the Securities Act of 1933, as amended, is a complete copy of the Company's Registration Statement on Form SB-2, including all exhibits. Originally executed and dated signature pages and consent of independent accountants have been maintained by the Company.

                  We are desirous of circulating a prospectus to shareholders as soon as possible; therefore, we would appreciate the Staff's comments, if any, communicated to our attention as early as possible.

                                            Very truly yours,

                                            BRYAN CAVE LLP

                                            By:___________________________
                                                  Robert H. Cohen

RHC:DY

Enclosure

cc:      Daniel M. Shusterman, Esq.